EXHIBIT 32.1
906 CERTIFICATION
The certification set forth below is being submitted in connection with the Form 10-Q Quarterly Report (the “Report”) for the purpose of complying with Rule 13(a)–14(b) or Rule 15d–14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
David H. Clarke, the Chief Executive Officer and Jeffrey B. Park, the Chief Financial Officer of Jacuzzi Brands, Inc., each certifies that, to the best of his knowledge:
a.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

b.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Jacuzzi Brands, Inc.
Date: August 11, 2005

/s/ David H. Clarke
Name:	David H. Clarke
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey B. Park
Name:	Jeffrey B. Park
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

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